Exhibit 1.1

HOST MARRIOTT CORPORATION

8 7/8% Class E Cumulative Redeemable Preferred Stock

Underwriting Agreement

May 26, 2004

UBS Securities LLC

Bear, Stearns & Co. Inc.

as Representatives of the Several Underwriters

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

and

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

Host Marriott Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of 4,000,000 shares (the “Firm Shares”) of its 8 7/8% Class E Cumulative Redeemable Preferred Stock, $0.01 par value (“Class E Preferred Stock”). The Company also proposes to issue and sell to the Underwriters not more than an additional 160,000 shares of Class E Preferred Stock, par value $.01 per share (the “Additional Shares”), if and to the extent that you shall have determined to exercise the right to purchase such shares of preferred stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”.

The terms of the Shares will be set forth in articles supplementary (the “Articles Supplementary”) to be filed by the Company with the Maryland State Department of Assessments and Taxation (the “SDAT”). The Company intends to contribute or otherwise transfer the net proceeds from the sale of the Shares to Host Marriott, L.P., a Delaware limited partnership (the “Operating Partnership”), in exchange for Class E Preferred Units (the “Preferred Units”) in the Operating Partnership, the economic terms of which will be substantially identical to those of the Class E Preferred Stock. The terms of the Preferred Units will be set forth in one or more amendments (individually, an “Amendment” and, collectively, the “Amendments”) to the Operating Partnership’s limited partnership agreement, and the Company, in its capacity as general partner of the Operating Partnership (the “General Partner”), will enter into an Amendment each time that the Company issues Shares.

1.	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	A registration statement on Form S-3 (File No. 333-113901) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, and have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or any document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus,” the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement.

(b)	No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

(c)	The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

(d)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

(e)	Each of the Company and its consolidated subsidiaries has been duly organized, is validly existing as a corporation (in the case of the Company), limited liability company (in the case of the Company’s subsidiaries that are limited liability companies) or limited partnership (in the case of the Company’s subsidiaries that are limited partnerships) in good standing under the laws of its respective jurisdiction of organization and has the requisite power and authority to carry on its business as it is currently being conducted, and to own, lease and operate its properties; and, as applicable, has the requisite power and authority to authorize the offering of the Shares, to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares; and each of the Company and its consolidated subsidiaries is duly qualified and is in good standing as a foreign corporation (or other entity) authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Effect”).

(f)	All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. All of issued and outstanding shares of capital stock of, or other ownership interests in, each consolidated subsidiary of the Company have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each such subsidiary other than the subsidiaries set forth on Schedule II (which subsidiaries are so owned in the amounts listed thereon) is owned, directly or through subsidiaries, by the Operating Partnership. All such shares of capital stock owned by the Operating Partnership through its subsidiaries are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a “Lien”), except for security interests in shares of certain subsidiaries of the Company pursuant to the Pledge and Security Agreement (the “Pledge and Security Agreement”) relating to the Operating Partnership’s 7 7/8% Series B senior notes due 2008; 8 3/8% Series E senior notes due 2006, 9 1/4% Series G senior notes due 2007, 9 1/2% Series I senior notes due 2007 and 7 1/8% Series K senior notes due 2013 and the Operating Partnership’s 3.25% exchangeable senior debentures due 2024 (collectively, the “Senior Notes”); borrowings under the Amended and Restated Credit Agreement, dated as of June 6, 2002, as amended on May 14, 2003, among the Operating Partnership and certain subsidiaries, the banks party thereto from time to time, and Deutsche Bank Trust Company America, as administrative agent (the “Credit Facility”) and certain other obligations as set forth in the Pledge and Security Agreement. The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights and will conform to the description thereof contained in the Prospectus. Except as may be described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens (other than Liens pursuant to the Pledge and Security Agreement) related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any subsidiary of the Company owned directly or indirectly by the Company.

(g)	The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of the Company’s common stock, par value $0.01 (the “Common Stock”), Class A Cumulative Redeemable Preferred Stock, par value $0.01 (the “Class A Preferred Stock”), Class B Cumulative Redeemable Preferred Stock, par value $0.01 (the “Class B Preferred Stock”), Class C Cumulative Redeemable Preferred Stock, par value $0.01 (the “Class C Preferred Stock”), and Class D Cumulative Redeemable Preferred Stock, par value $0.01 (the “Class D Preferred Stock”), have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each consolidated subsidiary of the Company owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any Lien, other than Liens pursuant to the Pledge and Security Agreement.

(h)	The Class E Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, pari passu with the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock; senior to the Common Stock; and senior to the Company’s authorized but unissued Series A Junior Participating Preferred Stock (the “Junior Participating Preferred Stock”). The Preferred Units will rank, with respect to the payment of dividends and distributions and the distribution of assets upon liquidation, dissolution or winding up of the Operating Partnership, pari passu with the Operating Partnership’s Class A preferred units, Class B preferred units, Class C preferred units, and Class D preferred units, and will rank, with respect to the payment of dividends and distributions and the distribution of assets upon liquidation, dissolution or winding up of the Operating Partnership, senior to all of the other limited and general partnership interests in the Operating Partnership outstanding as of the date of this Agreement and on each Closing Date (as defined below).

(i)	The Amendments have been duly authorized by the Company in its capacity as General Partner and, on each Closing Date, an Amendment will have been duly executed and delivered by the General Partner on behalf of the Operating Partnership and will constitute a valid and binding agreement of the Operating Partnership, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The Preferred Units have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the Company’s contribution to the Operating Partnership of the net proceeds from the sale of the Shares, will be validly issued, fully paid and non-assessable limited partnership interests in the Operating Partnership, and the issuance of the Preferred Units will not be subject to any preemptive or similar rights.

(j)	Neither the Company nor any of its consolidated subsidiaries has received from any governmental authority notice of any condemnation of or zoning change affecting their respective properties or any part thereof or of any violation of any municipal, state or federal law, rule or regulation concerning its properties or any part thereof which has not heretofore been cured or which would have a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its consolidated subsidiaries knows of any such condemnation or zoning change which is threatened on any of their properties or any such violation, which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its consolidated subsidiaries is in violation of its respective charter or bylaws or other similar organizational instrument or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which any of the Company or any of its consolidated subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject, except for such violations or defaults which would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby.

(k)	This Agreement has been duly authorized and validly executed and delivered by the Company.

(l)	The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares, the performance of this Agreement and the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the respective charter or bylaws or other similar organizational instrument of the Company or any of its consolidated subsidiaries, or any of the terms or provisions thereof, (ii) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its consolidated subsidiaries, or other impairment of the rights of the holder of any such Authorization, except for suspensions, terminations or revocations or other impairments which would not have a Material Adverse Effect, (iii) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its consolidated subsidiaries is or may be subject or (iv) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its consolidated subsidiaries, or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of its consolidated subsidiaries, or any of their respective properties except in the case of clauses (ii), (iii) or (iv) above, for such conflicts or violations which would neither have a Material Adverse Effect nor reasonably be expected materially and adversely to affect the consummation of this Agreement or the transactions contemplated hereby.

(m)	Except as may be described in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its consolidated subsidiaries, or their respective properties, which is required to be disclosed in the Prospectus and are not so described, or which would result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and, to the best of the Company’s knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Prospectus in order to prevent the Prospectus as of its date from containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, is not so described.

(n)	To the best knowledge of the Company (A) no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares or prevents or suspends the use of the Prospectus hereof and (B) no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its consolidated subsidiaries which would prevent or suspend the issuance or sale of the Shares or the use of the Prospectus. Every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Prospectus) has been complied with in all material respects.

(o)	Except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its consolidated subsidiaries is in violation of any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval.

(p)	The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, or of Marriott International or its consolidated subsidiaries) which would have a Material Adverse Effect.

(q)	Except with respect to the Hotel Trades Council and Hotel Association Pension Fund and the Host International, Inc. Cleveland Retirement Benefit Plan, neither the Company nor any of its consolidated subsidiaries has sponsored, maintained or contributed to, directly or indirectly, within the last five years, any employee benefit plan subject to Title IV of ERISA, including without limitation “multiemployer plans” (as defined in Section 4001(a)(3) of ERISA).

(r)	Neither the Company nor any of its consolidated subsidiaries has violated any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(s)	(i) Each of the Company and its consolidated subsidiaries have good and marketable and insurable title, free and clear of all Liens, to all property and assets described in the Prospectus as being owned by it, except for Liens described in the Prospectus (including, without limitation, all Liens relating to mortgages reflected on the historical or pro forma financial statements or described in the notes thereto included in the Prospectus) and Liens imposed pursuant to the Pledge and Security Agreement or by the indentures relating to the Senior Notes (the “Senior Note Documents”) and the Credit Facility or Liens that would not have a Material Adverse Effect and (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its consolidated subsidiaries that are required to be disclosed in the Prospectus are disclosed.

(t)	Except as disclosed in the Prospectus (excluding any supplement or amendment after the date hereof), subsequent to the date of the Prospectus and up to each Closing Date, neither the Company nor any of its consolidated subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its consolidated subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which would involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its consolidated subsidiaries taken as a whole (a “Material Adverse Change”).

(u)	No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(v)	Neither the Company nor any of its respective affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(w)	(i) The Company and its consolidated subsidiaries have all certificates, consents, exemptions, orders, permits, licenses, authorizations or other approvals (each, an “Authorization”) of and from, and have made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and all such Authorizations are in full force and effect, except to the extent that the failure to obtain or file or cause to remain in effect would not, singly or in the aggregate, have a Material Adverse Effect, (ii) the Company and its consolidated subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto and (iii) neither the Company nor its consolidated subsidiaries has received any notice of proceedings relating to the revocation or modification of any Authorization, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(x)	The Class E Preferred Stock conforms in all material respects to the description thereof set forth under the caption “Description of Class E Preferred Stock” contained in the Registration Statement.

(y)	The statements in the Prospectus under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(z)	To the Company’s knowledge, KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(aa)	Neither the Company, nor any of its consolidated subsidiaries is, nor, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” or a company “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended.

(bb)	Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to Section 7 shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(cc)	The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States, or GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)	Neither the Company nor any of its consolidated subsidiaries is in violation of any statute, law, ordinance, governmental rule or regulation or any judgment, decree, rule or order of any court or governmental agency or authority applicable to the Company or its consolidated subsidiaries or any of their respective properties or assets or any applicable zoning laws, ordinances and regulations, except such violations as would not, singly or in the aggregate, have a Material Adverse Effect.

(ee)	The leases under which the Company or its consolidated subsidiaries holds or uses real property or other material assets as a lessee (“Leases”) are in full force and effect; and each of the Company and its consolidated subsidiaries has complied with its obligations under the Leases and its franchise agreements other than any non-compliance which, individually or in the aggregate would not result in a Material Adverse Effect; and neither the Company nor any of its consolidated subsidiaries knows of any default by any other party to the Leases and its franchise agreements which, alone or together with other such defaults, would have a Material Adverse Effect.

(ff)	Since January 1, 1999, the Company has operated, and currently intends to continue to operate, in a manner so as to be qualified and to be subject to tax as a REIT under section 856 et seq of the Internal Revenue Code of 1986, as amended (the “Code”), on and after January 1, 1999.

(gg)	All material Tax returns required to be filed by the Company and each of its material consolidated subsidiaries have been filed and to the Company’s knowledge all such returns are true, complete, and correct in all material respects. To the Company’s knowledge, all material Taxes that are due from the Company and each of its material consolidated subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) those that have been or would be contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its consolidated subsidiaries in accordance with GAAP. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign income taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

2.	Agreements to Sell and Purchase.

(a)	Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name, at a purchase price per share of $24.2125.

(b)	On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 160,000 Additional Shares at a purchase price of $24.2125 a share, plus accrued dividends, if any, to but excluding the Optional Closing Date (as defined below). If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the First Closing Date (as defined below) but not earlier than the First Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.	Upon the authorization by you of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.	Payment and Delivery

(a)	Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the fourth New York Business Day following the date of this Agreement The time and date of such payment are hereinafter referred to as the “First Closing Date”.

(b)	Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or on such other date, in any event not later than the fifth New York Business Day following the date of the exercise of such option, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Optional Closing Date” (each of the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a “Closing Date.”)

(c)	Certificates for the Firm Shares and Additional Shares in definitive form and registered in such names and in such denominations as you shall request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to you, as Representative, through the facilities of the Depository Trust Company (“DTC”) on such Closing Date, for the respective accounts of the several Underwriters, against payment of the purchase price therefor set forth in this Agreement.

(d)	The documents to be delivered at such Closing Date by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Latham & Watkins, 555 11th Street, N.W., Washington D.C. 2004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Closing Date. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close. A Closing Date and the location of delivery of the Shares may be varied by agreement among you and the Company.

5.	The Company agrees with the Underwriters:

(a)	To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make only those amendments or supplements to the Registration Statement or Prospectus prior to a Closing Date which shall be required by law or requested by the Commission; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or

Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	Prior to 10:00 A.M., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriters, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)	To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries

(which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158); it being understood that such delivery requirements shall be deemed met by the Company’s reporting requirement pursuant to the Exchange Act and Rules and Regulations, to the extent set forth in Rule 158 of the Rules and Regulations under the Securities Act;

(e)	During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of UBS Securities LLC and Bear, Stearns & Co. Inc.;

(f)	To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail;

(g)	During a period of five years from the effective date of the Registration Statement, to furnish to you copies upon request of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you upon request as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

(h)	To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i)	Contemporaneously with each issuance of Shares hereunder, the Company, in its capacity as General Partner, will enter into an appropriate Amendment and the Company will contribute the net proceeds from the sale of such Shares to the Operating Partnership, and, in exchange for the contribution of such net proceeds, the Operating Partnership will issue to the Company Preferred Units with an aggregate liquidation preference equal to the aggregate liquidation preference of such Shares, and the terms of such Preferred Units will be substantially equivalent to the economic terms of such Shares purchased by the Underwriters. The Operating Partnership will apply such net proceeds as set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(j)	To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”); and

(k)	If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6.	The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Underwriters will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

7.	The obligations of the several Underwriters hereunder, as to the Firm Shares to be delivered on the First Closing Date and the Additional Shares to be delivered on the Optional Closing Date, if any, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)	Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of such Closing Date, in form and substance reasonably acceptable to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Latham & Watkins LLP, special counsel for the Company, shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i)	(A) Based solely on certificates from public officials, the Operating Partnership is a Delaware limited partnership, and is validly existing and in good standing under the laws of the State of Delaware and (B) the Operating Partnership has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

(ii)	The Preferred Units have been duly authorized by the Operating Partnership and, when issued by the Operating Partnership to the Company (assuming the authorization thereof) in exchange for the Company’s contribution to the Operating Partnership of the net proceeds from the sale of the Shares, the Preferred Units will represent valid limited partnership interests in the Operating Partnership;

(iii)	(A) The execution and delivery by the Company of this Agreement and the issuance and sale of the Shares and the application of the net proceeds therefrom by the Company to acquire Preferred Units from the Operating Partnership as contemplated by this Agreement, and the issuance and sale of the Preferred Units by the Operating Partnership to the Company as contemplated by this

Agreement, will not (1) violate any provision of the limited partnership agreement or certificate of limited partnership of the Operating Partnership, (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Senior Note Documents; or (3) violate any federal law, statute, rule or regulation applicable to the Company or the Operating Partnership or the Partnership Act (as defined below); and (B) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under federal law, New York statute or the Partnership Act for the offering, issuance or sale of the Shares or the application of the net proceeds therefrom by the Company to acquire Preferred Units from the Operating Partnership as contemplated by this Agreement or for the issuance and sale of the Preferred Units by the Operating Partnership to the Company as contemplated by this Agreement, except (x) such as may be required under state securities laws in connection with the offer and sale of the Shares, (y) such as have been obtained under the Securities Act and are in full force and effect and (z) such as are required under the Exchange Act in connection with the listing of the Shares on the Exchange;

(iv)	Neither the Company nor the Operating Partnership is and, after giving effect to this offering and sale of the Shares, the issuance and sale of the Preferred Units and the application of the proceeds thereof as described in the prospectus, neither the Company nor the Operating Partnership will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(v)	The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirement for registration statements on Form S-3 of the Act, and the rules and regulations of the Commission thereunder (other than Regulation S-T or the financial statements, schedules, or other financial and statistical data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus and the documents incorporated by reference therein, as to which such counsel need express no opinion);

(vi)	The statements in the Prospectus set forth under the caption “Supplemental Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein are accurate summaries in all material respects.

(d)	Venable, LLP, counsel for the Company, shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i)	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT;

(ii)	The Company has the corporate power to own, lease and operate its properties and to conduct its business in all material respects as described in the Prospectus under the caption “The Company;

(iii)	This Agreement has been duly authorized, executed and delivered by the Company;

(iv)	The issuance and sale of the Shares by the Company, the performance by the Company of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in any violation of (a) the Charter or Bylaws of the Company or (b) any applicable Maryland statute, rule or regulation applicable to the Company;

(v)	The issuance of the Shares is not subject to preemptive or other similar rights of any securityholder of the Company under the Maryland General Corporation Law (“MGCL”) or the Charter or Bylaws;

(vi)	The Class E Preferred Stock conforms in all material respects to the description thereof set forth under the caption “Description of Class E Preferred Stock” in the Prospectus; and

(vii)	No consent, approval, authorization or order of, or qualification with, any governmental authority or agency of the State of Maryland (other than as may be required under the securities or “blue sky” laws of the State of Maryland, as to which no opinion is expressed) is required in connection with the offering, issuance or sale of the Shares, except such as have been obtained or made and except for the filing of Articles Supplementary with the SDAT.

(e)	Hogan & Hartson, LLP, special tax counsel to the Company, shall have furnished to you their written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i)	The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, effective for its taxable years ended December 31, 1999, December 31, 2000,

December 31, 2001 December 31, 2002 and December 31, 2003, and the Company’s current organization and intended method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable year 2004 and thereafter;

(ii)	The discussion in the Form 8-K filed with the Securities and Exchange Commission on March 5, 2004 and captioned “Material Federal Income Tax Considerations,” which discussion is incorporated by reference into the Prospectus, to the extent that it describes provisions of federal income tax law, is correct in all material respects.

(f)	Elizabeth A. Abdoo, Executive Vice President and General Counsel for the Company, shall have furnished to you her written opinion, dated as of such Closing Date, in form and substance satisfactory to you, to the effect that:

(i)	Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company has been duly organized and is validly existing as a limited liability company or limited partnership in good standing under the laws of its jurisdiction of organization; and all of the issued equity interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for the Preferred Units) are owned directly or indirectly by the Company, and to the knowledge of such counsel are free and clear of all Liens, except for Liens relating to the existing Senior Notes and the Credit Facility or under the Pledge and Security Agreement or otherwise disclosed in or incorporated by reference into the Prospectus;

(ii)	The Company and its consolidated subsidiaries have good and marketable and insurable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its consolidated subsidiaries; and any real property and buildings held under lease by the Company and its consolidated subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its consolidated subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its consolidated subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its consolidated subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its consolidated subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

(iii)	To the best of such counsel’s knowledge, there is no legal or governmental proceeding, pending or threatened in writing or against the Company or any of its consolidated subsidiaries, or their respective properties, which is required to be disclosed in the Prospectus and are not so described;

(iv)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the issuance and sale of the Shares to the Underwriters) (1) will not (a) conflict with or result in a breach or violation of any of the respective charter or bylaws or other similar organizational instrument of any of the Company’s subsidiaries, (b) to such counsel’s knowledge, result in the suspension, termination or revocation of any material Authorization of the Company or any of its consolidated subsidiaries or, (c) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of its consolidated subsidiaries is or may be subject or (d) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and (2) no consent, approval, authorization or order of, qualification with any Delaware governmental body or agency having jurisdiction over the Company or the Operating Partnership is required under the Delaware Revised Uniform Limited Partnership Act (the “Partnership Act”) for the offering, issuance or sale of the Shares or the application of the net proceeds therefrom by the Company or for the issuance and sale of the Preferred Units by the Operating Partnership to the Company as contemplated by the Agreement;

(v)	Neither the Company nor any of its consolidated subsidiaries is in violation of its Articles of Incorporation or By-laws, or similar organizational documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(vi)	The documents incorporated by reference to the Prospectus and any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein and other financial and statistical data, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(g)	In addition, each of Latham & Watkins and Elizabeth A. Abdoo shall also confirm, in a separate letter, that subject to customary qualifications as to such counsel’s participation, review and reliance, no facts came to such counsel’s attention that caused such counsel to believe that the Registration Statement, at the time it became effective, together with the documents incorporated by reference therein as of that date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, as of the date of the Prospectus Supplement or as of such Closing Date, together with the documents incorporated by reference therein on each such date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel will express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from the Registration Statement or the Prospectus or the documents incorporated therein by reference.

(h)	The Company shall have duly filed the Articles Supplementary with the SDAT prior to such Closing Date and you shall have received evidence of such filing satisfactory to you; the Underwriters shall have received on such Closing Date a copy of an Amendment duly executed by the General Partner; and, concurrently with the issuance and sale of the Shares to the Underwriters, the Operating Partnership shall have issued and sold to the Company Preferred Units with an aggregate liquidation preference equal to the aggregate liquidation preference of such Shares.

(i)	On the date of the Prospectus at a time prior to the execution of this Agreement, and at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also on such Closing Date, KPMG LLP shall have furnished to you a letter in the form heretofore agreed upon.

(j)	Neither the Company nor any of its consolidated subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its consolidated subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ investment or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus;

(k)	On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s preferred securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; provided, that, such securities may be downgraded to Caa1 by Moody’s Investors Service or CCC by Standard & Poor’s Ratings Services without creating a termination right under this Section 7(k), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt or preferred securities;

(l)	On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date on the terms and in the manner contemplated in the Prospectus;

(m)	The Shares to be sold at such Closing Date shall have been duly listed, subject to notice of issuance, on the Exchange;

(n)	The Company shall have furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as you may reasonably request.

8.

(a)	The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person who controls such Underwriter with the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

(b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10.	If for any reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the you in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 5 and 8 hereof.

11.	All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to UBS Securities LLC, Attention: Fixed Income Syndicate, 677 Washington Boulevard, Stamford, CT 06901 (telephone: 203-719-1088, fax: 203-719-0495) and to Bear, Stearns & Co. Inc, Attention: Fixed Income Syndicate, 383 Madison Avenue, New York, NY 10179 (telephone: 212-272-5371, fax: 212-272-6227) and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

13.	Time shall be of the essence of this Agreement.

14.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16.	If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

HOST MARRIOTT CORPORATION

By:	/s/ John A. Carnella
Name:	John A. Carnella
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

UBS SECURITIES LLC

By:	/s/ Christopher Forshner
Name:	Christopher Forshner
Title:	Managing Director

BEAR, STEARNS & CO. INC.

By:	/s/ Ryan Donovan
Name:	Ryan Donovan
Title:	Associate Director

Schedule I

Underwriters	Firm Shares	Additional Shares
UBS Securities LLC	1,267,500	50,700
Bear, Stearns & Co. Inc.	1,267,500	50,700
Deutsche Bank Securities, Inc.	1,267,000	50,680
Legg Mason Wood Walker Incorporated	99,000	3,960
Stifel, Nicolas & Company, Incorporated	99,000	3,960

Total	4,000,000	160,000

Schedule II

Subsidiaries Not Wholly Owned

by

HOST MARRIOTT, L.P.

Name of Non-Wholly Owned Subsidiary	Percentage Owned By Host Marriott, L.P. (Indirectly or Directly)
HMC Park Ridge II LLC	99%
HMC Park Ridge LP	99.99%
HMC RTZ Loan Limited Partnership	99.99%
Atlanta II Limited Partnership	99.99%
Ivy Street Hotel Limited Partnership	99.992%
Ivy Street MPF LLC	99.992%
HMC Burlingame II LLC	99%
Host DSM Limited Partnership	99.99%
HMC East Side LLC	99%
CHLP Finance LP	95%
HMA-GP LLC	98.992%
HMA Realty Limited Partnership	99.982%
HTKG Development Associates Limited Partnership	99.99%
HMC Burlingame Hotel LLC	99.99%
Mutual Benefit Chicago Suite Hotel Partners, L.P.	99.99%
HMC DSM LLC	99.99%
DS Hotel LLC	99.99%
East Side Hotel Associates, L.P.	99.99%
Pacific Gateway, Ltd.	89.97%
Host Hanover Limited Partnership	99.99%
IHP Holdings Partnership, L.P.	97.5231%
Philadelphia Market Street HMC Hotel Limited Partnership	86.75%
HMC Hotel Properties Limited Partnership	99.99%
Lauderdale Beach Association	50.495%
HMC MHP II LLC	99%
HMC Hotel Properties II Limited Partnership	99.99%
Santa Clara Host Hotel Limited Partnership	99.985%
Times Square HMC Hotel, L.P.	99.99939%
HMC Times Square Hotel LLC	99.99939%
Philadelphia Airport Hotel Limited Partnership	89%

2

Name of Non-Wholly Owned Subsidiary	Percentage Owned By Host Marriott, L.P. (Indirectly or Directly)
Hopewell Associates, L.P.	99.99%
Timewell Group, Ltd.	99.99%
Timeport, L.P.	99.99%
HMC Times Square Partner LLC	99%
HMC Partnership Properties LLC	99%

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